SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                   FORM 8-K/A

                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





                Date of Report (Date of earliest event reported)
                               September 20, 1996
                               ------------------

                          INTEK Diversified Corporation
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                       0-9160                  04-2450145
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(State or other                 (Commission            (IRS Employer Iden-
jurisdiction                     File Number)          tification No.)
of incorporation)

                970 West 190th St., Suite 720, Torrance, CA 90502
           ----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                    310-366-7335
                                    ------------

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Item 2.           Acquisition or Disposition of Assets
                  -------------------------------------------

         On September 20, 1996 (the "Closing Date"), INTEK Diversified Corporation, a Delaware corporation ("INTEK"), through Midland USA, Inc., a Delaware corporation and wholly-owned subsidiary of INTEK ("MUSA"), consummated the acquisition of the U.S. land mobile radio business (the "Business") of Midland International Corporation ("MIC"), which consists of the sale and distribution of land mobile radio products, including two-way radios, parts and accessories, bearing the Midland trademark, the Midland Trademark and related contracts and goodwill of the Business (collectively, the "Assets").

         The purchase price for the Assets was an amount up to 2.5 million shares of common stock of INTEK. In addition, cash consideration of $3,417,246 for inventory and other assets which are used in the Business (the "Inventory") was paid to MIC. MIC was entitled to receive 150,000 shares of common stock of INTEK on the Closing Date. The remaining 2.35 million shares of common stock of INTEK (the "Escrow Shares") were deposited into an escrow account with American Stock Transfer & Trust Company. MIC is entitled to receive the Escrow Shares (subject to certain adjustments) upon consummation of the acquisition by INTEK of Securicor Radiocoms Limited ("Radiocoms"), a wholly-owned subsidiary of Securicor Communications Limited, an England and Wales corporation (the "Securicor Transaction") or if Securicor and INTEK, or their respective affiliates, enter into one or more transactions within six months of the termination of the stock purchase agreement for the Securicor Transaction (the "Securicor Agreement"), which, in the aggregate, convey majority control of INTEK to Securicor upon the closing of such transactions. Radiocoms is engaged in the design, development and manufacture of a range of land mobile radio products using linear modulation technology. The Escrow Shares will be voted for and against the Securicor Transaction and the transactions contemplated thereby, including an amendment to INTEK's Certificate of Incorporation to increase the number of shares authorized to accomodate the Securicor Transaction, in proportion to the vote of INTEK's stockholders, excluding Simmonds Capital Limited, an Ontario corporation, Roamer One Holdings, Inc., an Ohio corporation and Securicor International Limited, an affiliate of Securicor Communications Limited.

         Simultaneous with the acquisition of the Assets and Inventory, Securicor Communications Limited ("Securicor") and MUSA entered into a loan agreement on September 19, 1996 (the "Loan Agreement"), under which Securicor agreed to provide MUSA with a revolving credit facility for up to $15 million (the "Credit Facility"). MUSA has pledged its assets, and INTEK pledged its shares in MUSA, as security for the funds advanced by Securicor under the Credit Facility. MUSA financed the cash portion of the purchase price for the Inventory from an advance under the Credit Facility. Upon consummation of the Securicor

Transaction, INTEK will assume the obligations outstanding under the Credit Facility and such obligations shall become obligations outstanding under a separate loan that will be extended by Securicor to INTEK upon consummation of the Securicor
Transaction.

         In the event the Securicor Transaction is not consummated, the amounts outstanding under the Credit Facility are due and payable on the Repayment Date. The term "Repayment Date" is defined as the date (the "Specified Repayment Date") thirty (30) days after the Termination Date, provided that if the meeting of INTEK Stockholders to consider the Securicor Transaction is held after October 31, 1996 but before November 30, 1996 then the Specified Repayment Date shall be extended by such number of days between October 31, 1996 and the date of such meeting. The term "Termination Date" is defined as the first to occur of (x) the date the Securicor Agreement is terminated pursuant to Section
3.2 thereof or (y) December 31, 1996. MIC has been granted an option by INTEK for a period of thirty (30) days following the termination of the Securicor Agreement to acquire the stock of MUSA upon the payment of 150,000 shares of common stock of INTEK and the payment to Securicor of all outstanding obligations under the Credit Facility.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, INTEK has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 1996    INTEK Diversified Corporation


                           By:      /s/ David Neibert
                               --------------------------------
                               Name:  David Neibert
                               Title:  Executive Vice President